                                       RESTATED

                              ARTICLES OF INCORPORATION

                                          OF

                                 MARSHALL INDUSTRIES

                               a California Corporation


    GORDON S. MARSHALL AND THOMAS B. WHITTEN certify that:

    1. They are the duly elected and acting president and secretary, respectively, of MARSHALL INDUSTRIES, a California corporation.

    2. The articles of incorporation of said corporation, as amended to the date of filing of this certificate, are restated to read as follows:

         "FIRST:  The name of the corporation is MARSHALL INDUSTRIES.

         "SECOND: The primary business in which the corporation intends initially to engage is:

              (a) To manufacture, fabricate, produce, purchase, sell, lease, rent, import, export and otherwise deal in and with electronic equipment and devices of all types and varieties, and to invent, develop and conduct research with regard to any of the same; and to render field engineering services and to act as manufacturers' representative in the field of electronic equipment, instruments, components and devices of all kinds.

    Other purposes for which this corporation is formed are as follows:

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              (b)  To acquire, hold, use, sell, assign, transfer, exchange, lease, or otherwise dispose of, as principal or agent for others, to manufacture, fabricate, assemble, trade, deal in or deal with wares, goods, merchandise and supplies and all other personal property of every class and description, including but not limited to electronic components and to perform as principal or as agent for others any and all services, including but not limited to field engineering services in connection therewith.

              (c) To purchase, acquire, own, hold, use, lease (either as lessor or lessee), grant, sell, exchange, subdivide, mortgage, convey in trust, manage, improve, construct, operate, and generally deal in any and all real estate, improved or unimproved, stores, office buildings, dwelling houses, apartment houses, hotels, manufacturing plants and other buildings, and any and all other property of every kind or description, real, personal, mixed, and wheresoever situated, either in California, other states of the Unites States, the District of Columbia, territories and colonies of the United States, or foreign countries.

              (d) To act as agent, broker, or attorney in fact, for any other person, corporation or association; to negotiate sales, leases, mortgages, deeds of trust, and other encumbrances of properties of other persons, corporations and associations, real, personal, and mixed, wheresoever situated, and generally to maintain, conduct, and carry on business of a real estate loan broker.

              (e) To acquire, by purchase, or otherwise, the good will, business, property rights, franchises, and assets of every kind, with or without undertaking, either wholly or in part, the liabilities of any person, firm, association, or corporation; and to acquire any property or business as a going concern or otherwise (i) by purchase of the assets thereof wholly or in part, (ii) by acquisition of the shares or any part thereof, or (iii) in any other manner, and to pay for the same in cash or in shares or bonds or other evidences of indebtedness of this corporation, or otherwise; to hold, maintain, and operate, or in any manner dispose of, the whole or any part of the good will, business, rights, and property so acquired, and to conduct in any lawful manner the whole or any part of any business so acquired; and to exercise all the powers necessary or convenient in and about the management of such business.

                                          2.

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              (f)  To take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, lease, mortgage, convey in trust, pledge, hypothecate, grant licenses in respect of and otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses, and privileges, inventions, improvements, and processes, copyrights, trademarks, and trade names, and governmental, state, territorial, county, and municipal grants and concessions of every character which this corporation may deem advantageous in the prosecution of its business or in the maintenance, operation, development or extension of its properties.

              (g) To enter into, make, perform, and carry out contracts of every kind for any lawful purpose without limit as to amount, with any person, firm, association, or corporation, municipality, county, parish, state, territory, government or other municipal or governmental subdivision.

              (h) To become a partner (either general or limited or both) and to enter into agreements of partnership, with one or more other persons or corporations, for the purpose of carrying on any business whatsoever which this corporation may deem proper or convenient in connection with any of the purposes herein set forth or otherwise, or which may be calculated, directly or indirectly, to promote the interests of this corporation or to enhance the value of its property or business.

              (i) From time to time to apply for, purchase, acquire by assignment, transfer or otherwise exercise, carry out and enjoy any benefit, right, privilege, prerogative or power conferred by, acquired under, or granted by any statute, ordinance, order, license, power, authority, franchise, commission, right or privilege which any government or authority or governmental agency or corporation or other public body may be empowered to enact, make, or grant; to pay for, aid in, and contribute toward carrying the same into effect and to appropriate any of this corporation's shares, bonds, and/or assets to defray the costs, charges, and expenses thereof.

              (j) to subscribe or cause to be subscribed for, and to take, purchase, and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, distribute, and otherwise dispose of, the whole or any part of the shares of the capital stock, bonds, coupons, mortgages, deeds of trust, debentures,

                                          3.
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         securities, obligations, evidences of indebtedness, notes, good will, rights, assets, and property of any and every kind, or any part thereof, of any other corporation or corporations, association or associations, firm or firms, or person or persons, together with shares, rights, units or interest in, or in respect of, any trust estate, now or hereafter existing, and whether created by the laws of the State of California or of any other state, territory or country; and to operate, manage and control such properties, or any of them, either in the name of such other corporation or corporations or in the name of this corporation, and while the owners of any of said shares of capital stock, to exercise all the rights, powers, and privileges of ownership of every kind and description, including the right to vote thereon, with power to designate some person or persons for that purpose from time to time, and to the same extent as natural persons might or could do.

              (k) To promote or to aid in any manner, financially or otherwise, any person, firm, corporation or association of which any shares of stock, bonds, notes, debentures or other securities or evidence of indebtedness are held directly or indirectly by this corporation; and for this purpose to guarantee the contracts, dividends, shares, bonds, debentures, notes and other obligations of such other persons, firms, corporations or associations; and to do any other acts or things designed to protect, preserve, improve or enhance the value of such shares, bonds, notes, debentures or other securities or evidence of indebtedness.

              (l) To borrow and lend money, but nothing herein contained shall be construed as authorizing the business of banking, or as including the business purposes of a commercial bank, savings bank or trust company.

              (m) To issue bonds, notes, debentures, or other obligations of this corporation from time to time for any of the objects or purposes of this corporation, and to secure the same by mortgage, deed of trust, pledge, or otherwise, or to issue the same unsecured; to purchase or otherwise acquire its own bonds, debentures or other evidences of its indebtedness or obligations; to purchase, hold, sell, and transfer the shares of its own capital stock to the extent and in the

                                          4.
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         manner provided by the laws of the State of California as the same are now in force or may be hereafter amended.

              (n) To purchase, acquire, take, hold, own, use and enjoy, and to sell, lease, transfer, pledge, mortgage, convey, grant, assign, or otherwise dispose of, and generally to invest, trade, deal in and with oil royalties, mineral rights of all kinds, oil, gas, and mineral leases, and all rights and interests therein, and in general products of the earth and deposits, both subsoil and surface, of every nature and description.

              (o) To carry on any business whatsoever, either as principal or as agent or both or as a partnership, which this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated directly or indirectly to promote the interests of this corporation or to enhance the value of its property or business; to conduct its business in this state, in other states, in the District of Columbia, in the territories and colonies of the United States, and in foreign countries.

              (p) To have and to exercise all the powers conferred by the laws of California upon corporations formed under the laws pursuant to and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be amended.

         The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers stated in each clause shall, except where otherwise expressed, be in nowise limited or restricted by reference to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes and powers.

         "THIRD: The principal office for the transaction of the business of this corporation is to be located in the County of Los Angeles, State of California.

                                          5.
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         "FOURTH: This corporation is authorized to issue two classes of shares which shall be designated "Common Stock" and "Preferred Stock". The total number of said shares shall be twenty million two hundred thousand (20,200,000) shares; the aggregate par value of all shares that are to have par value shall be Twenty Million Dollars ($20,000,000); the total number of Common shares shall be twenty million (20,000,000), and the par value of each Common share shall be One Dollar ($1.00); the total number of Preferred shares shall be two hundred thousand (200,000); all of said Preferred shares shall be without par value.
         The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors hereby is authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, the rights and terms of redemption (including sinking fund provision), redemption price or prices, or the liquidation preferences of any wholly unissued series of Preferred Stock, or the number of shares constituting any unissued series of Preferred Stock and the designation of such series, or all or any of them; or to increase or to decrease (but not below the number of shares of such series then outstanding) the number of shares constituting any outstanding series the number of shares of which was fixed by the Directors. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         "FIFTH: The number of directors of this corporation shall be not less than five (5) nor more than eight (8), the exact number of directors to be fixed from time to time by a by-law or amendment thereof duly

                                          6.
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404-174-881011

    adopted by the shareholders or by the Board of Directors of this corporation, within the limits specified in these Articles of Incorporation."

    3. This restatement of articles of incorporation does not itself amend the articles of incorporation of said corporation in any respect and has been duly approved by the Board of Directors.

    We further declare under penalty of perjury under the laws of the State of California that the matters set forth herein are true and correct of our own knowledge.

Dated:  October 17, 1988          /s/ Gordon S. Marshall
                                  -----------------------------------------
                                  GORDON S. MARSHALL
                                  President

                                  /s/ Thomas B. Whitten
                                  -----------------------------------------
                                  THOMAS B. WHITTEN
                                  Secretary




                                          7.

                               CERTIFICATE OF AMENDMENT
                                          OF
                              ARTICLES OF INCORPORATION

    Gordon S. Marshall and Thomas B. Whitten certify that:

    1. They are the president and secretary, respectively, of Marshall Industries, a California corporation.

    2. The Articles of Incorporation of this corporation are amended to include an ARTICLE SIXTH that reads as follows:

         "SIXTH:

         SECTION 1. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         SECTION 2. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject only to the applicable limits on such excess indemnification set forth in Section 204 of the Corporations Code.

         SECTION 3. This corporation is authorized to purchase and maintain insurance on behalf of its agents against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such from a company, the shares of which are owned in whole or in part by this corporation, provided that any policy issued by such company is limited to the extent required by applicable law.

         SECTION 4. Any repeal or modification of the foregoing provisions of this ARTICLE SIXTH by the shareholders of this corporation shall not adversely affect any right or protection of an agent of this corporation existing at the time of that repeal or modification."

    1. The foregoing Amendment of Articles of Incorporation was duly approved by the Board of Directors at its meeting held on August 23, 1988, at which a quorum was present and acting throughout.

    2. The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California General Corporation Law, at a meeting duly held on October 11, 1988. The corporation has no shares of preferred stock outstanding. The total number of shares of Common Stock outstanding at the record date for determining shareholders entitled to vote was 9,120,182. The number of shares of Common Stock voting in favor of the amendment equalled or exceeded the vote required.

    We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true of our own knowledge.

    Executed at El Monte, California on October 17, 1988.


                                            /s/ Gordon S. Marshall
                                            -----------------------------------
                                            Gordon S. Marshall, President

                                            /s/ Thomas B. Whitten
                                            -----------------------------------
                                            Thomas B. Whitten, Secretary

                               CERTIFICATE OF AMENDMENT

                                          OF

                              ARTICLES OF INCORPORATION


Robert Rodin and Henry W. Chin certify that:

1. They are the President and Secretary, respectively, of Marshall Industries, a California corporation.

2. Article FOURTH of the articles of incorporation of this corporation is amended to read as follows:

         "FOURTH: This corporation is authorized to issue two classes of shares which shall be designated 'Common Stock' and 'Preferred Stock'. The total number of said shares shall be forty million two hundred thousand (40,200,000) shares; the aggregate par value of all shares that are to have par value shall be Forty Million Dollars ($40,000,000); the total number of Common shares shall be forty million (40,000,000), and the par value of each Common share shall be One Dollar ($1.00); the total number of Preferred shares shall be two hundred thousand (200,000); all of said Preferred shares shall be without par value.

              The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors hereby is authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, the rights and terms of redemption (including sinking fund provision), redemption price or prices, or the liquidation preferences of any wholly unissued series of Preferred Stock, or the number of shares constituting any unissued series of Preferred Stock and the designation of such series, or all or any of them; or to increase or to decrease (but not below the number of shares of such series then outstanding) the number of shares constituting any outstanding series the number of shares of which was fixed by the Directors. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status they had prior to the adoption of the resolution originally fixing the number of shares of such series.

              Upon the amendment of this Article Fourth to read as hereinabove set forth, each share of Common Stock issued and outstanding at the close of business on February 14, 1994, is divided into two shares of Common Stock."

3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing Amendment to the Articles of Incorporation was one which may be adopted with approval by the Board of Directors alone, pursuant to
    Section 902(c) of the California General Corporation Law, because one class of shares of the Corporation is outstanding.


                                       /s/ Robert Rodin
                                       ----------------------------------------
                                       Robert Rodin, President

                                       /s/ Henry W. Chin
                                       ----------------------------------------
                                       Henry W. Chin, Secretary

    The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge. Executed at El Monte, California on February 1, 1994.


                                       /s/ Robert Rodin
                                       ----------------------------------------
                                       Robert Rodin, President

                                       /s/ Henry W. Chin
                                       ----------------------------------------
                                       Henry W. Chin, Secretary

                             CERTIFICATE OF AMENDMENT OF

                              ARTICLES OF INCORPORATION

    Robert Rodin and Henry W. Chin certify that:

    1. They are the President and Secretary, respectively, of Marshall Industries, a California corporation.

    2. ARTICLE FIFTH of the Article of Incorporation of this corporation is amended to read as follows:

         "FIFTH:   The number of directors of this corporation shall be not
         less than seven (7) nor more than thirteen (13), the exact number of directors to be fixed from time to time by a by-law or amendment thereof duly adopted by the shareholders or by the Board of Directors of this corporation, within the limits specified in these Articles of Incorporation."

    3. The foregoing Amendment of Articles of Incorporation was duly approved by the Board of Directors at its meeting held on October 24, 1994, at which a quorum was present and acting throughout.

    4. The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California General Corporation Law, at a meeting duly held on October 24, 1994. The corporation has no shares of preferred stock outstanding. The total number of shares of Common Stock outstanding at the recored date for determining shareholders entitled to vote was 17,232,864. The number of shares of Common Stock voting in favor of the amendment equalled or exceeded the vote required.

    The undersigned declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing Certificate are true of our own knowledge.

Date:   October 24, 1994

                                       /s/ Robert Rodin
                                       ----------------------------------------
                                       Robert Rodin, President

                                       /s/ Henry W. Chin
                                       ----------------------------------------
                                       Henry W. Chin, Secretary